Exhibit 10.38

[Execution Copy]

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is made and entered into as of June 27, 2003, by and among Rainbow Media Holdings, Inc., a Delaware corporation (“RMHI”), American Movie Classics III Holding Corporation, a Delaware corporation (“AMC3HC”), American Movie Classics IV Holding Corporation, a Delaware corporation (“AMC4HC”), IFC II Holding Corporation, a Delaware corporation (“IFC2HC”),  IFC III Holding Corporation, a Delaware corporation (“IFC3HC” and, together with AMC3HC, AMC4HC and IFC2HC, the “Rainbow Buyers”), Metro-Goldwyn-Mayer Inc., a Delaware corporation (“MGM Parent”), MGM Networks U.S. Inc., a Delaware corporation (“MGM Seller”), and, solely for purposes of Sections 2.02(b), 2.02(c), 5.01, 10.05, 10.08 and 10.11 hereof, Cablevision Systems Corporation, a Delaware corporation (“Cablevision”).

R E C I T A L S

WHEREAS, American Movie Classics Holding Corporation, a Delaware corporation (“AMCHC”), and AMC II Holding Corporation, a Delaware corporation (“AMC2HC”) own, in the aggregate, an 80% partnership interest in American Movie Classics Company, a New York general partnership (“AMCC”), which is the owner of the programming channels American Movie Classics (“AMC”) and WE: Women’s Entertainment (“WE”);

WHEREAS, IFC Holding Corporation, a Delaware corporation, owns an 80% membership interest in The Independent Film Channel LLC, a Delaware limited liability company (“IFC LLC”), which is the owner of the programming channel The Independent Film Channel (“IFC”);

WHEREAS, pursuant to (i) the Agreement Between MGM and RMHI to Acquire Twenty-Percent Interest in the Rainbow Networks (AMC, Bravo, IFC, WE: Women’s Entertainment and Digital Suites), dated as of January 31, 2001 (the “2001 Agreement”) and (ii) the Agreement dated as of November 4, 2002 (the “2002 Agreement”), among Cablevision, RMHI, AMCHC, AMC2HC, Bravo Holding Corporation, Bravo II Holding Corporation, MGM Parent and MGM Seller, MGM Seller, an indirect wholly-owned subsidiary of MGM Parent, owns a 20% partnership interest in AMCC (the “MGM AMC Interest”) and a 20% membership interest in IFC LLC (the “MGM IFC Interest” and, together with the MGM AMC Interest, the “MGM Interests”);

WHEREAS, upon the terms and subject to the conditions set forth herein, the Rainbow Buyers desire to purchase the MGM Interests from MGM Seller and MGM Seller is willing to sell the MGM Interests to the Rainbow Buyers (the “Transaction”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows, each intending to be legally bound as and to the extent herein provided.

ARTICLE I

DEFINITIONS

SECTION 1.01                    Definitions.  For purposes of this Agreement the following terms shall have the meanings set forth below:

Affiliate of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For purposes of this Agreement, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

Agreement means this Purchase Agreement and the Exhibits attached hereto.

AMC has the meaning set forth in the Recitals to this Agreement.

AMCC has the meaning set forth in the Recitals to this Agreement.

AMCHC has the meaning set forth in the Recitals to this Agreement.

AMC2HC has the meaning set forth in the Recitals to this Agreement.

AMC3HC has the meaning set forth in the Preamble to this Agreement.

AMC4HC has the meaning set forth in the Preamble to this Agreement.

Bill of Sale has the meaning set forth in Section 6.02(a).

Business Day means any day other than a Saturday, Sunday or a day on which banks in New York are authorized or obligated by law or executive order to close.

Cablevision has the meaning set forth in the Preamble to this Agreement.

Cablevision Note means the promissory note of Cablevision in the initial principal amount of $250,000,000 in the form of Exhibit D hereto and delivered pursuant to Section 6.01(b) hereof.

Cablevision Release and Indemnity means the release and indemnity in the form attached hereto as Exhibit A.

Cablevision Shares means the shares of Cablevision NY Group Class A common stock, par value $0.01 per share, delivered to MGM Seller in accordance with Section 2.02(b) hereof.

Cablevision Share Sale Net Proceeds has the meaning set forth in Section 2.02(b).

Closing means the meeting for the purpose of concluding the transactions contemplated by this Agreement held at the place and on the date fixed in accordance with Section 9.01.

Closing Date means the date fixed for the Closing in accordance with Section 9.01.

Contract means any written contract, mortgage, deed of trust, bond, indenture, lease, sublease, license, note, certificate, option, warrant, right, or other instrument, document, agreement or arrangement.

CSC Holdings means CSC Holdings, Inc., a Delaware corporation.

DOJ has the meaning set forth in Section 5.05.

Encumbrance means any Lien or any lease, license, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

Fair Market Value Balance Sheet has the meaning set forth in Section 2.04(a).

Film Rights Agreement means collectively, the Film Rights Agreement, the Retrofit Agreement and the Retrofit Side Letter, each in the form attached hereto as Exhibit E.

Final Maturity Date shall have the meaning assigned to such term in the Cablevision Note.

Final Maturity Date Amount means the outstanding principal amount of the Cablevision Note on the Final Maturity Date.

FTC has the meaning set forth in Section 5.05.

Governmental Authority means any United States federal, state, county, municipal or local, or any non-U.S. or supranational governmental, regulatory or administrative authority, agency, commission or other body or entity.

HSR Act and Rules means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, as from time to time in effect prior to the Closing.

IFC has the meaning set forth in the Recitals to this Agreement.

IFC2HC has the meaning set forth in the Preamble to this Agreement.

IFC3HC has the meaning set forth in the Preamble to this Agreement.

IFC LLC has the meaning set forth in the Recitals to this Agreement.

Judgment means any judgment, writ, order, injunction, award, stipulation or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any Governmental Authority.

Law means the common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority or court.

LIBOR Component means the sum of the daily amounts, from (and including) the Final Maturity Date to (but excluding) the date upon which the Proceeds Excess or the Proceeds Shortfall is determined in accordance with Section 2.02(b), determined by multiplying (x) the Final Maturity Date Amount less the aggregate amount of all Monthly Post-Maturity Payments made on or before such date (other than any Monthly Post-Maturity Payment made on the Final Maturity Date and which reduces the Final Maturity Date Amount) by (y) the Applicable Rate (as defined in the Cablevision Note).

Liens means any security interest, pledge, hypothecation, mortgage, lien (including, without limitation, environmental and tax liens but not including liens for taxes not yet due and payable), charge or encumbrance.

MGM AMC Interest Allocable Portion has the meaning set forth in Section 2.02(b).

MGM AMC Interest has the meaning set forth in the Recitals to this Agreement.

MGM IFC Interest Allocable Portion has the meaning set forth in Section 2.02(b).

MGM IFC Interest has the meaning set forth in the Recitals to this Agreement.

MGM Interests has the meaning set forth in the Recitals to this Agreement.

MGM Material Adverse Effect has the meaning set forth in Section 3.02(b).

MGM Parent has the meaning set forth in the Preamble to this Agreement.

MGM Release and Indemnity means the Release and Indemnity in the form attached hereto as Exhibit C.

MGM Seller has the meaning set forth in the Preamble to this Agreement.

Monthly Post-Maturity Payment means a payment of $2,500,000 payable on the last Business Day of each month beginning on the month in which the Final Maturity Date falls and ending on the last Business Day of the month prior to the month the Proceeds Excess or the Proceeds Shortfall is determined in accordance with Section 2.02(b).

Outside Date has the meaning set forth in Section 9.02.

Person means any natural person, Governmental Authority, corporation, general or limited partner, partnership, joint venture, limited liability company, trust, association, or unincorporated entity of any kind.

Proceeds Excess shall have the meaning set forth in Section 2.02(b).

Proceeds Shortfall shall have the meaning set forth in Section 2.02(b).

Purchase Price has the meaning set forth in Section 2.02(a).

Rainbow Buyers has the meaning set forth in the Preamble to this Agreement.

Rainbow Material Adverse Effect has the meaning set forth in Section 4.02(b).

Registration Rights Agreement shall mean the Registration Rights Agreement by and between Cablevision and MGM Seller substantially in the form attached hereto as Exhibit F.

Regulations has the meaning set forth in Section 2.04(b).

Related Party Contract has the meaning set forth in Section 3.06.

Releases and Indemnities means, collectively, the MGM Release and Indemnity and the Cablevision Release and Indemnity.

Requisite Number means the quotient obtained by dividing (i) the outstanding principal amount of the Cablevision Note upon the Final Maturity Date by (ii) the closing price of Cablevision NY Group Class A common stock on the New York Stock Exchange or, if not then listed, on the principal national securities exchange on which such class of stock is listed or admitted to trading, on the trading day immediately preceding the Final Maturity Date.

RMHI has the meaning set forth in the Preamble to this Agreement.

Securities Act means the Securities Act of 1933, as amended.

Surviving Provisions has the meaning set forth in Section 10.05.

Target Amount means (i) the Final Maturity Date Amount plus (ii) the LIBOR Component minus (iii) the aggregate amount of all Monthly Post-Maturity Payments made prior to the determination of the Proceeds Excess or the Proceeds Shortfall (other than any Monthly Post-Maturity Payment made on the Final Maturity Date and which reduces the Final Maturity Date Amount).

Tax Basis Balance Sheet has the meaning set forth in Section 2.04(a).

Transaction has the meaning set forth in the Preamble to this Agreement.

WE has the meaning set forth in the Recitals to this Agreement.

SECTION 1.02                    Interpretation and Rules of Construction.  In this Agreement, except to the extent that the context otherwise requires:

(a)                                  when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b)                                 the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)                                  whenever the words “include,” “includes,” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d)                                 reference to any gender means both genders;

(e)                                  the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(f)                                    the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g)                                 unless expressly provided otherwise, any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented;

(h)                                 references to a Person are also to its permitted successors and assigns; and

(i)                                     references to currency, monetary values and dollars shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

ARTICLE II

THE PURCHASE AND SALE AND OTHER PAYMENTS

SECTION 2.01                    Purchase and Sale.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing MGM Parent shall cause MGM Seller to, and MGM Seller shall, sell, assign, transfer, convey and deliver to the Rainbow Buyers, and RMHI shall cause the Rainbow Buyers to, and the Rainbow Buyers shall, purchase, acquire and accept, valid title to the MGM Interests free and clear of all Encumbrances.

SECTION 2.02                    Purchase Price.

(a)                                  Purchase Price.  The aggregate purchase price for the MGM Interests shall be $500,000,000 (the “Purchase Price”), which shall be payable by the Rainbow Buyers to MGM Seller as follows:

(i)                                     $107,500,000 of the Purchase Price shall be paid in cash by AMC3HC;

(ii)                                  $107,500,000 of the Purchase Price shall be paid in cash by AMC4HC;

(iii)                               the Cablevision Note in the initial principal amount of $250,000,000 shall be issued to MGM Seller;

(iv)                              $17,500,000 of the Purchase Price shall be paid in cash by IFC2HC in consideration for one-half (1/2) of the MGM IFC Interest; and

(v)                                 $17,500,000 of the Purchase Price shall be paid in cash by IFC3HC in consideration for one-half (1/2) of the MGM IFC Interest.

The cash payments identified in clauses (i), (ii), (iv) and (v) above shall be made at Closing by wire transfer in immediately available funds denominated in United States dollars to a bank account designated by MGM Seller at least two (2) Business Days prior to the Closing.

The cash paid by AMC3HC and one-half of the Cablevision Note identified in clauses (i) and (iii) above shall be in consideration  for one-half (1/2) of the MGM AMC Interest, and the cash paid by AMC4HC and one-half of the Cablevision Note identified in clauses (ii) and (iii) above shall be in consideration for one-half (1/2) of the MGM AMC Interest.

The parties hereto and their respective Affiliates and successors agree to file all tax returns and reports consistent with such allocation of the Purchase Price and shall not take any action or position that is inconsistent therewith.

(b)                                 Payment of Proceeds Shortfall or Proceeds Excess.  If Cablevision elects to repay the Final Maturity Date Amount through the issuance and delivery to MGM Seller on the Final Maturity Date of the Requisite Number of Cablevision Shares, MGM Seller shall, as soon as practicable after the Final Maturity Date, sell such Cablevision Shares in (i) a widely distributed underwritten public offering for cash pursuant to the terms of the Registration Rights Agreement or (ii) such other manner as approved by Cablevision (which approval Cablevision shall not unreasonably withhold if MGM Seller has previously been cutback twice under the Registration Rights Agreement).  As promptly as practicable following the closing of such sale, MGM Seller shall provide to Cablevision a written statement setting for the amount of the gross proceeds of such sale, the amount of underwriting fees, discounts and commissions paid or otherwise incurred by MGM Seller in connection with such sale, the amount of out-of-pocket offering expenses incurred by MGM Seller in connection with such sale, the amount of any taxes and other governmental charges (other than income taxes) paid or payable by MGM Seller in connection with such sale and, after deducting all such amounts, the net proceeds to MGM from such sale (the total aggregate amount of such net proceeds from the sale of all Cablevision Shares, the “Cablevision Share Sale Net Proceeds”).  If the Cablevision Share Sale Net Proceeds is less than the Target Amount (the “Proceeds Shortfall”), then Cablevision shall, within five Business Days of receipt from MGM Seller of written notice of the existence and amount of the Proceeds Shortfall, pay to MGM Seller the amount of the Proceeds Shortfall in cash by wire transfer in immediately available funds denominated in United States dollars to a bank account designated by MGM Seller at least two Business Days prior to such payment date.  If the amount of the Cablevision Share Sale Net Proceeds is greater than the Target Amount (the “Proceeds Excess”), then MGM Seller shall, within five Business Days of receipt from Cablevision of written notice of the existence and amount of the Proceeds Excess, pay to Cablevision the amount of the Proceeds Excess in cash by wire transfer in immediately available funds denominated in United States Dollars to a bank account designated by Cablevision at least two Business Days prior to such payment date.

(c)                                  On the last Business Day of each month beginning on the month in which the Final Maturity Date falls and ending on the last Business Day of the month prior to the month the Proceeds Excess or the Proceeds Shortfall is determined, Cablevision shall pay to MGM Seller the Monthly Post-Maturity Payment by wire transfer in immediately available funds denominated in United States dollars to a bank account designated by MGM Seller at least two Business Days prior to each such payment.

SECTION 2.03                    No Right to Proceeds or Profits from Subsequent Sales of Partnership and/or Membership Interests.  MGM Parent and MGM Seller acknowledge that they have been informed by the Rainbow Buyers that the Rainbow Buyers and their Affiliates are considering entering into one or more transactions concerning their interests in AMCC and IFC LLC. MGM Parent and MGM Seller hereby expressly agree that they shall have no right or claim to share in any proceeds or profits from any post-Closing sale, assignment, transfer, pledge or other disposition, direct or indirect, of all or a part of the MGM Interests, whether individually or as part of a sale, assignment, transfer, pledge or other disposition, direct or indirect, of all or a part of AMCC or IFC LLC or any of all of the respective assets of AMCC or IFC LLC, including AMC, WE or IFC.

SECTION 2.04                    Tax Treatment. The parties to this Agreement agree as follows:

(a)  As promptly as practicable and in no event more than 100 days after the Closing Date, the applicable Rainbow Buyer shall prepare or cause to be prepared, and shall submit to MGM Seller, (i) a balance sheet of AMCC or IFC LLC, as applicable, as of the Closing Date, that sets out the tax basis of the assets owned by AMCC or IFC LLC, as applicable, on the Closing Date and the amount of the liabilities of AMCC or IFC LLC, as applicable, on the Closing Date (the “Tax Basis Balance Sheet”) and (ii) a balance sheet of AMCC or IFC LLC, as applicable, as of the Closing Date, that sets out the fair market value of the assets owned by AMCC or IFC LLC, as applicable, on the Closing Date and the amount of the liabilities of AMCC or IFC LLC, as applicable, on the Closing Date (the “Fair Market Value Balance Sheet”).  The Tax Basis Balance Sheet and the Fair Market Value Balance Sheet shall be prepared in good faith by the applicable Rainbow Buyer and shall be reasonably acceptable to the MGM Seller.  The applicable Rainbow Buyer shall use reasonable commercial efforts to resolve any objections raised by the MGM Seller with respect to the Tax Basis Balance Sheet and the Fair Market Value Balance Sheet.  The Fair Market Value Balance Sheet (1) shall be prepared in a manner consistent with the Purchase Price allocation set forth in Section 2.02 hereof and (2) shall contain sufficient detail to permit AMCC or IFC LLC, as applicable, and the parties to make the computations and adjustments required under Section 743(b), Section 751 and Section 755 of the Internal Revenue Code of 1986, as amended.  The applicable Rainbow

Buyer and MGM Seller shall, and the applicable Rainbow Buyer shall cause AMCC or IFC LLC, as applicable, to, report the tax consequences of the transactions contemplated by this Agreement in a manner consistent with the Tax Basis Balance Sheet and the Fair Market Value Balance Sheet (as finally determined pursuant to Section 2.04(a)) and shall not take any action or position that is inconsistent therewith.

(b)  As promptly as practicable and in no event more than 100 days after the Closing Date, AMCC and IFC LLC shall prepare and deliver to MGM Seller (A) the statement of adjustment described in Section 1.743-1(k)(1) of the U.S. Treasury Regulations (the “Regulations”), (B) the notice described in Section 1.743-1(k)(2) of the Regulations and (C) the statement described in Section 1.751-1(a)(3) of the Regulations, in each case prepared in a manner that is consistent with the Tax Basis Balance Sheet and the Fair Market Value Balance Sheet (as finally determined pursuant to Section 2.04(a)).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MGM PARENT AND MGM SELLER

To induce RMHI and the Rainbow Buyers to enter into this Agreement, MGM Parent and MGM Seller jointly and severally represent and warrant to RMHI and the Rainbow Buyers as follows:

SECTION 3.01                    Organization and Authority.  Each of MGM Parent and MGM Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

SECTION 3.02                    Legal Capacity; Approvals and Consents.

(a)  Authority and Binding Effect.  Each of MGM Parent and MGM Seller has all requisite corporate power and authority to (i) execute, deliver and perform this Agreement, the Releases and Indemnities (to the extent a party thereto) and the Bill of Sale, (ii) approve, adopt and consummate the transactions contemplated hereby and thereby, and (iii) perform its obligations hereunder and thereunder.  This Agreement has been, and upon their execution the Releases and Indemnities and the Bill of Sale will be, duly executed and delivered by MGM Parent and MGM Seller, to the extent a party thereto, and this Agreement is and, upon their execution, the Releases and Indemnities (to the extent a party thereto) and the Bill of Sale will be valid and binding obligations of MGM Parent and MGM Seller enforceable against them in accordance with their respective terms, except as such enforceability may be affected by Laws of bankruptcy, insolvency, reorganization and creditors’ rights generally and by the availability of equitable remedies. Without limiting the foregoing, any and all actions of the directors and stockholders of MGM Parent and MGM Seller required to approve and adopt this Agreement, the Releases and Indemnities and the Bill of Sale have been duly taken and no further action of the directors or stockholders of MGM Parent or MGM Seller is required in order to permit the consummation of the transactions contemplated hereby or thereby or to permit MGM Parent and MGM Seller to perform their respective obligations hereunder or thereunder.

(b)                                 No Breach or Violation.  The execution, delivery and performance of this Agreement, the Releases and Indemnities (to the extent a party thereto) and the Bill of Sale do not, and will not, (i) conflict with, violate or result in the breach of any provision of the certificate of incorporation or by-laws of MGM Parent or MGM Seller, (ii) conflict with or violate any Law or Judgment applicable to MGM Parent or MGM Seller or the MGM Interests, (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or require any consent under or pursuant to, any Contract to which MGM Parent or MGM Seller is a party or by which they are otherwise bound, or (iv) result in the creation of any Encumbrance on the MGM Interests, except, in the case of clauses (ii) and (iii), any conflict, violation, breach or default, or where the failure to obtain a consent, would not, individually or in the aggregate, have a material adverse effect upon MGM Parent and MGM Seller and their subsidiaries taken as a whole (an “MGM Material Adverse Effect”) or on the ability of MGM Parent or MGM Seller to consummate the transactions contemplated hereby and by the Releases and Indemnities and the Bill of Sale.

(c)                                  Required Consents.  Other than (i) the notification requirements of the HSR Act and Rules, if any, (ii) the release of the MGM Interests from any Liens arising under any MGM credit agreement or security or collateral agreements, and/or (iii) any waivers or consents required to be obtained from any bank or other lender of MGM Parent, MGM Seller or any other Affiliate of MGM Parent in connection with the sale of the MGM Interests, there is no Person whose approval or consent, or with whom the filing of any certificate, notice, application, report or other document, is legally or contractually required or is otherwise necessary in connection with the execution, delivery or performance by MGM Parent and MGM Seller of this Agreement, the Releases and Indemnities or the Bill of Sale and the consummation of the transactions contemplated hereby and thereby, except where failure to obtain such consent or approval or failure to make such filing would not, individually or in the aggregate, reasonably be expected to have a MGM Material Adverse Effect.

SECTION 3.03                    MGM Interests.  MGM Seller owns and has, and immediately prior to the Closing will own and will have, good and valid title to the MGM Interests free and clear of all Encumbrances and, upon delivery to the Rainbow Buyers hereunder, good and valid title to the MGM Interests, free and clear of all Encumbrances other than Encumbrances created by the Rainbow Buyers and their Affiliates, will pass to the Rainbow Buyers.

SECTION 3.04                    Legal and Governmental Proceedings and Judgments.  There are (i) no actions or proceedings by or against MGM Parent or MGM Seller pending or, to the knowledge of MGM Parent or MGM Seller, threatened, by any Person, (ii) no Judgments outstanding against MGM Parent or MGM Seller or to or by which the MGM Interests are subject or bound, and (iii) no outstanding consent decrees, settlements, injunctions or rulings imposed by any court, in each case which could reasonably be expected to adversely affect the ability of MGM Parent or MGM Seller to consummate any of the transactions contemplated hereby or by the Releases and Indemnities or the Bill of Sale.

SECTION 3.05                    Preemptive and Similar Rights.  Other than any rights of the Rainbow Buyers pursuant to the 2001 Agreement and the 2002 Agreement, there are no preemptive rights, rights of first refusal or similar rights with respect to the MGM Interests and no such rights arise by virtue of or in connection with the transactions contemplated hereby.  There are no other voting or similar contracts or agreements with respect to the MGM Interests other than the 2001 Agreement and the 2002 Agreement.

SECTION 3.06                    Affiliate Transactions.  Neither MGM Seller nor MGM Parents has on behalf of either AMCC or IFC LLC entered into any Contract or understanding between AMCC or IFC LLC, on the one hand, and (i) MGM Parent or any Affiliate of MGM Parent or (ii) any other party, on the other hand.

SECTION 3.07                    Securities Law Matters.  MGM Seller represents that it is an “accredited investor” as that term is defined in Regulation D under the Securities Act and that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquisition of the Cablevision Note and of making an informed investment decision with respect thereto. MGM Seller is taking the Cablevision Note solely for investment purposes, and has no present intention to sell or otherwise transfer the Cablevision Note.  MGM Seller is aware that the Cablevision Note is not and will not be registered under the Securities Act or under any state securities laws. MGM Seller agrees not to offer, sell, or otherwise dispose of the Cablevision Note except as permitted therein.  MGM Seller understands that it may be required to bear the economic risk of the investment represented by the Cablevision Note for an indefinite period. MGM Seller acknowledges that the Cablevision Note shall bear the following legend:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THIS NOTE IS NOT NEGOTIABLE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.  EXCEPT AS PROVIDED IN THIS NOTE, THE TRANSFER OF THIS NOTE IS PROHIBITED.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF RMHI AND THE RAINBOW BUYERS

To induce MGM Parent and MGM Seller to enter into this Agreement, RMHI and the Rainbow Buyers jointly and severally represent and warrant to MGM Parent and MGM Seller as follows:

SECTION 4.01                    Organization and Authority.  Each of RMHI and each Rainbow Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

SECTION 4.02                    Legal Capacity: Approvals and Consents.

(a)                                  Authority; Binding Effect.  Each of RMHI and each Rainbow Buyer has all requisite corporate power and authority to (i) execute, deliver and perform this Agreement and the Releases and Indemnities (to the extent a party thereto), (ii) approve, adopt and consummate the transactions contemplated hereby and thereby, and (iii) perform its obligations hereunder and thereunder.  This Agreement has been, and upon their execution the Releases and Indemnities will be, duly executed and delivered by each of RMHI and each Rainbow Buyer, to the extent a party thereto, and this Agreement is and, upon their execution, the Releases and Indemnities (to the extent a party thereto) will be valid and binding obligations of each of RMHI and each Rainbow Buyer, enforceable against them in accordance with its terms, except as such enforceability may be affected by Laws of bankruptcy, insolvency, reorganization and creditors rights generally and by the availability of equitable remedies.  Without limiting the foregoing, any actions of the directors and stockholders of RMHI and each Rainbow Buyer required to approve and adopt this Agreement and the Releases and Indemnities have been duly taken and no further action of the directors and stockholders of RMHI or any Rainbow Buyer is required in order to permit the consummation of the transactions contemplated hereby and by the Releases and Indemnities or to permit RMHI and each Rainbow Buyer to perform its respective obligations hereunder and thereunder.

(b)                                 No Breach or Violation.  The execution, delivery and performance of this Agreement and the Releases and Indemnities (to the extent a party thereto) do and will not: (i) conflict with, violate or result in the breach of any provision of the certificate of incorporation or bylaws of RMHI or any Rainbow Buyer, (ii) conflict with or violate any Law or Judgment applicable to RMHI or any Rainbow Buyer or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or require any consent under or pursuant to, any Contract to which RMHI or any Rainbow Buyer is a party or by which they are otherwise bound, except, in the case of clauses (ii) and (iii), any conflict, violation, breach or default, or where the failure to obtain a consent, would not, individually or in the aggregate, have a material adverse effect upon RMHI and its subsidiaries taken as a whole (a “Rainbow Material Adverse Effect”) or on the ability of RMHI and the Rainbow Buyers to consummate the transactions contemplated hereby and by the Releases and Indemnities.

(c)                                  Required Consents.  Other than (i) the notification requirements of the HSR Act and Rules and/or (ii) any waivers or consents required to be obtained from any bank or other lender of RMHI, any Rainbow Buyer or any Affiliate of RMHI or a Rainbow Buyer in connection with the purchase of the MGM Interests, there is no Person whose approval or consent, or with whom the filing of any certificate, notice, application, report or other document, is legally or contractually required or otherwise is necessary in connection with the execution, delivery or performance by RMHI and the Rainbow Buyers of this Agreement and the Releases and Indemnities and the consummation of the transactions contemplated hereby and thereby, except where failure to obtain such, consent or approval or failure to make such filing would not, individually or in the aggregate, reasonably be expected to have a Rainbow Material Adverse Effect.

SECTION 4.03                    Legal and Governmental Proceedings and Judgments.  There are (i) no actions or proceedings by or against RMHI or any Rainbow Buyer pending or, to the knowledge of RMHI or any Rainbow Buyer threatened by any Person, (ii) no Judgments outstanding against RMHI or the Rainbow Buyers and (iii) no outstanding consent decrees, settlements, injunctions or rulings imposed by any court, in each case which could reasonably be expected to adversely affect the ability of RMHI or the Rainbow Buyers to consummate any of the transactions contemplated hereby or by the Releases and Indemnities.

ARTICLE V

COVENANTS AND AGREEMENTS

SECTION 5.01                    Certain Actions.  No party hereto nor its Affiliates shall take any action that would or would reasonably be expected to prevent or materially delay the ability of any party to consummate the transactions contemplated by this Agreement, the Releases and Indemnities, the Cablevision Note, the Registration Rights Agreement or the Bill of Sale.  The parties hereto shall proceed as promptly as practicable and in good faith and shall each use reasonable best efforts to obtain each consent or approval required to be obtained prior to the consummation of the transactions contemplated hereby.  Each party will advise the other parties in writing promptly of the written assertion or commencement of any claim, litigation, proceeding or investigation of which such party becomes aware that could reasonably be expected to delay or prevent the consummation of the transactions contemplated hereby or that otherwise relates to the transactions contemplated hereby.

SECTION 5.02                    Satisfaction of Conditions.  Each of the parties hereto covenants and agrees with the others to exercise reasonable best efforts to perform, comply with and otherwise satisfy each and every one of the conditions to be satisfied by such party hereunder, and each party shall use reasonable best efforts to notify promptly the others if it shall learn that any conditions to performance of any party will not be fulfilled.

SECTION 5.03                    Further Assurances.  From time to time after the Closing, each party will execute and deliver such other instruments of conveyance and transfer, fully cooperate with the other parties and take such other actions as the other parties reasonably may request to effect the purposes and intent of this Agreement.

SECTION 5.04                    Releases and Indemnities.  RMHI and the Rainbow Buyers shall execute and deliver, and shall cause Cablevision to execute and deliver to MGM Seller the Cablevision Release and Indemnity at the Closing.  MGM Parent and MGM Seller shall execute and deliver, to RMHI and the Rainbow Buyers the MGM Release and Indemnity at the Closing.

SECTION 5.05                    HSR Filing; Required Consents.  Within five Business Days after the date of execution of this Agreement, RMHI shall, and shall cause its Affiliates to, make the applicable filings under the HSR Act and Rules with the U.S. Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S Department of Justice (the “DOJ”).  Thereafter, the parties hereto shall, and shall cause their Affiliates to, proceed as promptly as practicable in good faith and shall use reasonable commercial efforts to (i) obtain the early termination of any applicable waiting periods under the HSR Act and Rules and any other required consents or approvals by or from any antitrust authorities and (ii) comply with any additional request for documents or information made by the FTC, the DOJ or a court or other governmental authority.  The parties hereto shall, and shall cause their Affiliates to, proceed as promptly as practicable in good faith and shall use reasonable commercial efforts to obtain any waivers or consents required to be obtained from any bank or other lender in connection with such parties’ performance of their obligations hereunder and the transactions contemplated hereby, including obtaining releases of all Liens, if any, on the MGM Interests arising under any MGM Parent or MGM Seller credit agreement or security or collateral agreements or otherwise.

SECTION 5.06                    No Distributions.  The parties hereto agree that neither AMCC nor IFC LLC shall make, or be obligated in any way to make, any distributions between the date hereof and the earlier of (i) the Closing or (ii) the date that this Agreement is terminated in accordance with its terms.

SECTION 5.07                    Tax.  The parties hereto agree that upon the Closing each of AMCC and IFC LLC will adopt the “closing of the books” method of income allocation as prescribed in Treasury Regulation Section 1.706-1(c)(2) for purposes of allocating income, gain, loss, deductions and credits between the partners in AMCC and the members in IFC LLC for the year of sale, determined in a manner consistent with the provisions of Sections 2.04 and 10.05 and reasonably acceptable to MGM Seller.

SECTION 5.08                    Financial Statements.  RMHI shall, or shall cause each of AMCC and IFC LLC to, prepare and deliver to MGM Seller (i) financial statements of each of AMCC and IFC LLC for the fiscal year ending December 31, 2003 no later than March 31, 2004 and (ii) financial statements of each of AMCC and IFC LLC for each fiscal quarter in 2003 ending after the date of execution hereof during any portion of which MGM Seller was a partner in AMCC or a member of IFC LLC no more than 45 days after the last day of such fiscal quarter; provided that RMHI shall not be required to deliver, or cause the delivery of, any financial statements to MGM Seller if (1) neither it nor any of its subsidiaries owns a majority of the partnership interests of AMCC or ownership interests of IFC LLC, as applicable, on the last day of the applicable annual or quarterly period and (2) it has not been able, despite of its commercial reasonable efforts, to require the owner of a majority of the partnership interests of AMCC or ownership interests of IFC LLC, as applicable, to deliver, or cause the delivery of, such financial statements to MGM Seller.

SECTION 5.09                    Prior Distributions.  RMHI and MGM Parent hereby acknowledge and agree, on behalf of themselves and their Affiliates, that the last distribution made by or in respect of AMCC, AMC, IFC LLC, IFC or WE was a distribution in the amount of $50,000,000 made on February 4, 2003, $10,000,000 of which was distributed to MGM Seller on such date.

SECTION 5.10                    Repayment of the Cablevision Note.  RMHI shall use reasonable commercial efforts to obtain additional RMHI financing necessary to permit Cablevision to repay the Cablevision Note at the earliest practicable time.

SECTION 5.11                    Waivers of Piggy-Back Registration Rights.  The parties hereto acknowledge that certain holders of shares of Cablevision NY Group Class A common stock have piggy-back registration rights pursuant to the Registration Rights Agreements, each dated as of January 27, 1986, as amended, between the Company and Cablevision Systems Company, in the first case, and the Company and CSC Holdings Company, in the second case, which entitle such holders to participate on a “piggy-back” basis on the registration statement relating to the Cablevision Shares to be filed pursuant to the Registration Rights Agreement.

RMHI shall use commercial reasonable efforts to obtain waivers of such piggy-back registration rights from such holders prior to the delivery of the Cablevision Shares.

ARTICLE VI

DELIVERIES AT CLOSING

SECTION 6.01                    Deliveries by the Rainbow Buyers.  At the Closing, RMHI and the Rainbow Buyers will deliver or cause to be delivered to MGM Seller:

(a)                                  payment of the cash portion of the Purchase Price for the MGM Interests as provided in Section 2.02;

(b)                                 the Cablevision Note in the form attached hereto as Exhibit D;

(c)                                  the certificate required to be delivered pursuant to Section 7.02;

(d)                                 the Releases and Indemnities in the form attached hereto as Exhibits A and C;

(e)                                  the Film License Agreement in the form attached hereto as Exhibit E; and

(f)                                    the Registration Rights Agreement substantially in the form of Exhibit F.

SECTION 6.02                    Deliveries by MGM.  At the Closing, MGM Parent and MGM Seller will deliver or cause to be delivered to the Rainbow Buyers:

(a)                                  the Bill of Sale and Assignment of the MGM Interests (the “Bill of Sale”) in the form attached hereto as Exhibit B;

(b)                                 all certificates, if any, representing the MGM Interests in proper form for transfer;

(c)                                  the certificate required to be delivered pursuant to Section 8.02;

(d)                                 evidence that the Liens on the MGM Interests arising under any MGM Parent or MGM Seller credit agreement or security or collateral agreements or otherwise have been fully released;

(e)                                  the Releases and Indemnities in the form attached hereto as Exhibits A and C;

(f)                                    the Film License Agreement in the form attached hereto as Exhibit E; and

(g)                                 the Registration Rights Agreement substantially in the form of Exhibit F.

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF MGM PARENT AND MGM SELLER

The obligations of MGM Parent and MGM Seller to complete the transactions provided for herein are subject to the fulfillment of all of the following conditions, any of which may be waived in writing by MGM Parent or MGM Seller:

SECTION 7.01                    Performance by RMHI and the Rainbow Buyers.  Each of RMHI and each Rainbow Buyer and their Affiliates shall have performed in all material respects their respective agreements and covenants to be performed by each of them hereunder to the extent such are required to be performed at or prior to the Closing, including with respect to its closing deliveries in Section 6.01.

SECTION 7.02                    Absence of Breach of Representations and Warranties.  The representations and warranties of RMHI and each Rainbow Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if then made, and MGM Parent and MGM Seller shall have received a certificate from each of RMHI and each Rainbow Buyer to such effect signed by a duly authorized officer thereof.

SECTION 7.03                    Absence of Proceedings.  No Judgment shall have been issued, and no action or proceeding shall have been instituted by any Governmental Authority, enjoining or preventing, or seeking to enjoin or prevent, the consummation of the transactions contemplated hereby.

SECTION 7.04                    Compliance with HSR Act.  Any and all waiting periods under the HSR Act shall have expired or been terminated.

SECTION 7.05                    Cablevision Release and Indemnity.  Each of RMHI, each Rainbow Buyer and Cablevision shall have duly executed and delivered the Cablevision Release and Indemnity.

ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS OF RMHI AND
THE RAINBOW BUYERS

The obligations of RMHI and each Rainbow Buyer to complete the transactions provided for herein are subject to the fulfillment of all of the following conditions, any of which may be waived in writing by RMHI or the Rainbow Buyers.

SECTION 8.01                    Performance by MGM Parent and MGM Seller.  MGM Parent, MGM Seller and their Affiliates shall have performed in all material respects their respective agreements and covenants to be performed by each of them hereunder to the extent such are required to be performed at or prior to the Closing, including with respect to its closing deliveries in Section 6.02.

SECTION 8.02                    Absence of Breach of Representations and Warranties.  The representations and warranties of MGM Parent and MGM Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if then made.  RMHI and the Rainbow Buyers shall have received a certificate from each of MGM Parent and MGM Seller to such effect signed by a duly authorized officer thereof.

SECTION 8.03                    Absence of Proceedings.  No Judgment shall have been issued, and no action or proceeding shall have been instituted by any Governmental Authority, enjoining or preventing, or seeking to enjoin or prevent, the consummation of the transactions contemplated hereby.

SECTION 8.04                    Release of Liens.  MGM Parent and MGM Seller shall have obtained the release of all Liens on the MGM Interests arising under any MGM Parent or MGM Seller credit agreement or security or collateral agreements or otherwise.

SECTION 8.05                    Compliance with HSR Act.  Any and all applicable waiting periods under the HSR Act shall have expired or been terminated.

SECTION 8.06                    MGM Release and Indemnity.  Each of MGM Parent and MGM Seller shall have duly executed and delivered the MGM Release and Indemnity.

ARTICLE IX

CLOSING

SECTION 9.01                    Closing.  The Closing shall take place at the offices of Sullivan & Cromwell LLP, 375 Park Avenue, New York, New York 10152 at 10:00 a.m., local time, on the third Business Day after the later of the expiration or early termination of the waiting period under the HSR Act or the satisfaction or waiver of the conditions to Closing set forth in Sections 7 and 8 of this Agreement (the “Closing Date”).

SECTION 9.02                    Termination.  (a)  This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

(i)                                     at any time, by the mutual written agreement of the parties; or

(ii)                                  by any party (other than a party whose material breach or default of its obligations under this Agreement has caused the Closing not to occur on or prior to September 1, 2003 (the “Outside Date”)) if the Closing shall not have occurred prior to the Outside Date; provided, that if all the conditions to the parties’ obligations to close the transactions provided for herein have been satisfied or waived on or prior to September 1, 2003 other than the conditions set forth in Sections 7.04 and 8.05, the Outside Date shall be automatically extended until November 30, 2003; or

(iii)                               by MGM Parent or MGM Seller, upon a breach of or failure to perform in any material respect any representation, warranty, covenant or agreement on the part of RMHI or the Rainbow Buyers set forth in this Agreement, such that the conditions set forth in Section 7 of this Agreement cannot be satisfied on or prior to the Outside Date; or

(iv)                              by RMHI or any Rainbow Buyer, upon a breach of or failure to perform in any material respect any representation, warranty, covenant or agreement on the part of MGM Parent or MGM Seller set forth in this Agreement, such that the conditions set forth in Section 8 of this Agreement cannot be satisfied on or prior to the Outside Date; or

(v)                                 by either RMHI and the Rainbow Buyers, on the one hand, or MGM Parent and MGM Seller, on the other hand, in the event that any Judgment restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and nonappealable.

(b)                                 In the event of the termination of this Agreement as provided in this Section 9.02, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except (i) that the provisions of Article X shall survive a termination of this Agreement, and (ii) nothing shall relieve any party from liability for any breach of this Agreement, including any failure to deliver the documents required by Section 6.01 or 6.02, respectively.

ARTICLE X

MISCELLANEOUS

SECTION 10.01              Survival of Representations and Warranties.  Each of the representations and warranties of RMHI, the Rainbow Buyers, MGM Parent and MGM Seller contained in this Agreement shall survive the Closing for a period of eighteen (18) months following the Closing Date; provided, however, that the representations and warranties contained in Section 3.03 shall survive the Closing indefinitely.

SECTION 10.02              Indemnification.

(a)                                  MGM Parent and MGM Seller, on the one hand, and RMHI and the Rainbow Buyers, on the other hand (each, an “Indemnifying Party”), shall indemnify the others and their respective officers, members and Affiliates (each, an “Indemnified Party”) from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, deficiencies, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys fees and expenses in connection with such indemnification claim by such Indemnified Party) (collectively, “Losses”) directly or indirectly incurred by an Indemnified Party and resulting from (i) the inaccuracy, in any material respect, of any representation or warranty of an Indemnifying Party or Cablevision or (ii) any breach of or failure to perform by an Indemnifying Party or Cablevision any agreement, covenant or obligation contained in or made pursuant to this Agreement, the Registration Rights Agreement or the Cablevision Note and all claims, charges, actions or proceedings incident to or arising out of the foregoing.

(b)                                 Each Indemnified Party shall give notice as promptly as reasonably practicable to each Indemnifying Party from which it is entitled to seek indemnity under Section 10.02 of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have on account of this indemnity agreement or otherwise so long as such failure shall not have materially prejudiced the position of the Indemnifying Party.  Upon such notification, the Indemnifying Party shall assume the defense of such action and after such assumption the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below.  In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the applicable Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (ii) the named  parties in any such action (including any impleaded parties) include both the applicable Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  An Indemnifying Party shall not, without the written consent of each Indemnified Party, settle or compromise any action, suit or proceeding or consent to the entry of any judgment that (i) involves any injunction or equitable relief beyond money damages or other money payments or (ii) does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Person of a written release from all liability in respect of the indemnified portion of any such action or proceeding.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the applicable Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.  To the extent permitted by law, indemnification payments shall be treated as adjustments to the appropriate Purchase Price for all tax purposes.

(c)                                  In the event that an Indemnifying Party shall be obligated to indemnify an Indemnified Party pursuant to this Section 10.02, the Indemnifying Party shall upon payment of such indemnity in full, be subrogated to all rights of the applicable Indemnified Party with respect to the claims for which such indemnification relates.

SECTION 10.03              Amendments; Waivers.  This Agreement cannot be changed or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the parties hereto sought to be charged with such waiver or consent.  No waiver of any term or provision hereof shall be construed as a further or continuing waiver of such term or provision or any other term or provision.  Any condition to the performance by any party hereto which may legally be waived at or prior to the Closing may be waived in writing at any time by the party or parties entitled to the benefit thereof.

SECTION 10.04              Entire Agreement.  This Agreement sets forth the entire understanding and agreement of the parties and supersedes any and all prior agreements,

memoranda, arrangements and understandings relating to the subject matter hereof other than the Releases and Indemnities, the Cablevision Note, the Bill of Sale and any other writing signed by the parties, dated on or prior to the date of this Agreement and which expressly refers to this Section 10.04.  No representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained in this Agreement, the Releases and Indemnities, the Cablevision Note, the Registration Rights Agreement, the Bill of Sale or any such writing, and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein or therein and each party expressly agrees that it has not relied upon any such representation, promise, inducement or statement of intent.

SECTION 10.05              Existing Agreements.  The 2001 Agreement and the 2002 Agreement shall terminate in their entirety upon the Closing and none of the parties thereto shall have any further liability thereunder for any actions, circumstances or events occurring before or after such termination, except that (1) Sections 2.01 through 2.05, 2.07, 8.01 through 8.09 and 8.11 of the 2002 Agreement and the confidentiality provisions in Section 9 of the 2001 Agreement (the “Surviving Provisions”) and the Releases delivered in connection with the 2002 Agreement shall survive in accordance with their respective terms and (2) Cablevision and its Affiliates shall comply with the terms of the 2001 Agreement and the 2002 Agreement (including Section 3(b)(f) of the 2002 Agreement) in preparing all tax returns, and in taking any other tax position, with respect to any period (or portion thereof) during which MGM Seller held a partnership interest in AMCC or an ownership interest in IFC LLC.  If the Closing shall not occur, the 2001 Agreement and the 2002 Agreement shall remain in full force and effect in accordance with their respective terms.

SECTION 10.06              Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  This Agreement may not be assigned by any party without the prior written consent of the other parties hereto, except that the Rainbow Buyers may assign any of their rights hereunder, including the right to purchase the MGM Interests, to any Affiliate of CSC Holdings.

SECTION 10.07              Construction; Counterparts.  The Article and Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties.  This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

SECTION 10.08              Notices.  All notices and communications hereunder shall be in writing and shall be deemed to have been duly given to and received by a party when delivered in person, faxed or e-mailed (with confirmation of transmission by the transmitting equipment) or three Business Days after such notice is enclosed in a properly sealed envelope, certified or registered, and deposited (postage and certification or registration prepaid) in a post office or collection facility regularly maintained by the United States Postal Service, or one Business Day after delivery to a nationally recognized overnight courier service, and addressed as follows:

(a)  if to Cablevision, RMHI or any Rainbow Buyer:

Rainbow Media Holdings, Inc.
1111 Stewart Avenue
Bethpage, New York 11714
Telephone:	(516) 803-4800
Facsimile:	(516) 803-4824
Attention:	General Counsel

with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Telephone:	(212) 558-4000
Facsimile:	(212) 558-3588
Attention:	John P. Mead

(b)  If to MGM Parent or MGM Seller:

Metro-Goldwyn-Mayer Inc.
2500 Broadway Street
Santa Monica, California 90404
Telephone:	(310) 449-3000
Facsimile:	(310) 586-8193
Attention:	General Counsel

with a copy to:

Kirkland & Ellis
Citigroup Center
153 East 53rd Street
New York, New York 10022
Telephone:	(212) 446-4800
Facsimile:	(212) 446-4900
Attention:	Thomas W. Christopher

Any party may change its address for the purpose of notice by giving notice in accordance with the provisions of this Section 10.08.

SECTION 10.09              Expenses of the Parties.  All expenses incurred by or on behalf of the parties hereto in connection with the authorization, preparation and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by the parties hereto in connection with the authorization, preparation, execution and consummation of this Agreement shall be borne solely by the party who shall have incurred the same.

SECTION 10.10              Third-Party Beneficiary.  This Agreement is entered into only for the benefit of the parties and their respective successors and assigns, and nothing hereunder shall be deemed to constitute any person a third-party beneficiary to this Agreement.

SECTION 10.11              Governing Law Choice of Forum; Waiver of Jury Trial; Set-off.

(a)                                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)                                 All actions and proceedings arising out of or relating to this Agreement, the Bill of Sale, the Cablevision Note, the Registration Rights Agreement or the Releases and Indemnities shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York.  The parties hereto hereby (i) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action or proceeding arising out of or relating to this Agreement, the Bill of Sale, the Cablevision Note, the Registration Rights Agreement or the Releases and Indemnities brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement, the Bill of Sale, the Cablevision Note, the Registration Rights Agreement or the Releases and Indemnities or the transactions contemplated hereby or thereby may not be enforced in or by any of the above-named courts.  No party hereby waives any right to remove or seek to remove any action brought in any state court sitting  in the Borough of Manhattan of The City of New York to any federal court sitting in the Borough of Manhattan of The City of New York.

(c)                                  Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, the Bill of Sale, the Cablevision Note, the Registration Rights Agreement or the Releases and Indemnities or the transactions contemplated hereby or thereby.  Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, the Bill of Sale, the Cablevision Note, the Registration Rights Agreement and the Releases and Indemnities and the transactions contemplated hereby and thereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.11.

SECTION 10.12              Press Releases.  No press release or other public information relating to the transactions contemplated by this Agreement shall be made or disclosed by any party hereto without the prior written consent of the other parties, provided, however, that any party may disclose such information if reasonably deemed by legal counsel for such party to be required by Law or the rules of any stock exchange on which such party’s common stock is listed; provided further that such party shall notify the other parties as soon as reasonably practicable prior to the issuance of such press release.

SECTION 10.13              Severability.  If any provision of this Agreement is finally determined to be illegal, void or unenforceable, such determination shall not, of itself, nullify this Agreement, which shall continue in full force and effect subject to the conditions and provisions hereof.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

RAINBOW MEDIA HOLDINGS, INC.

By:
Name: Hank J. Ratner
Title: Vice Chairman

AMERICAN MOVIE CLASSICS III HOLDING CORPORATION

By:
Name: Hank J. Ratner
Title: Vice Chairman

AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION

By:
Name: Hank J. Ratner
Title: Vice Chairman

IFC II HOLDING CORPORATION

By:
Name: Hank J. Ratner
Title: Vice Chairman

IFC III HOLDING CORPORATION

By:
Name: Hank J. Ratner
Title: Vice Chairman

CABLEVISION SYSTEMS CORPORATION (solely for purposes of Sections 2.02(b), 2.02(c), 5.01, 10.05, 10.08 and 10.11)

By:
Name: Hank J. Ratner
Title: Vice Chairman

METRO-GOLDWYN-MAYER INC.

By:
Name: Jay Rakow
Title: General Counsel

MGM NETWORKS U.S., INC.

By:
Name: Jay Rakow
Title: General Counsel